UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2014

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 16, 2014, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Borrower”), and certain indirect subsidiaries of the Borrower entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and certain other lenders named therein (collectively, the “Lenders”). The Credit Agreement provides for a $300 million unsecured revolving credit facility and a $300 million unsecured term loan facility. U.S. Bank National Association is syndication agent, Raymond James Bank, N.A., Regions Bank and Wells Fargo Bank, National Association, are documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, is sole lead arranger and sole book runner of the Credit Agreement. The Credit Agreement amends and restates in its entirety that certain Second Amended and Restated Credit Agreement dated as of July 13, 2012 among the Company, the Borrower, Bank of America, N.A. and certain of the Lenders (the “Prior Credit Agreement”). Pursuant to the Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Credit Agreement.
The Credit Agreement provides a $600 million unsecured borrowing capacity, composed of a $300 million unsecured revolving credit facility, which matures on January 15, 2019, and a $300 million unsecured term loan facility, which matures on January 15, 2020. Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower (i) may request additional lender commitments under either or both facilities of up to an additional aggregate of $400 million and (ii) may elect, for an additional fee, to extend the maturity date of the revolving credit facility by six months up to two times, for a maximum maturity date of January 15, 2020.
All borrowings under the $300 million unsecured revolving credit facility (except swing line loans) will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's leverage ratio or (ii) the Base Rate (which is defined as the greater of the rate of interest as publicly announced from time to time by Bank of America, N.A. as its prime rate and the Federal Funds rate plus 0.50%) plus a margin that is based on the Company's leverage ratio. The Credit Agreement also permits the issuance of letters of credit and provides for swing line loans. Letters of credit will bear interest at a rate equal to that borne by balances on the revolving credit facility. Swing line loans will bear interest at a rate equal to the Base Rate plus a margin that is based on the Company's leverage ratio. The margins for revolving credit facility loans (other than swing line loans) range in amount from 1.55% to 2.30% for LIBOR-based loans and 0.55% to 1.30% for Base Rate-based loans and swing line loans, depending on the Company's leverage ratio.
In addition to the $300 million unsecured revolving credit facility, the Credit Agreement also provides for a $300 million unsecured term loan facility. The Borrower may, before April 16, 2015, borrow up to a maximum of $300 million in term loans under the Credit Agreement. Borrowings under the term loan facility will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's leverage ratio or (ii) the Base Rate plus a margin that is based on the Company's leverage ratio. The margins for term loans range in amount from 1.50% to 2.25% for LIBOR-based loans and 0.50% to 1.25% for Base Rate-based loans, depending on the Company's leverage ratio.
If the Company or the Borrower attains an investment-grade rating from either Moody’s Investors Service, Standard & Poor’s or Fitch, Inc., the Company may elect to convert the pricing structure under the Credit Agreement to be based on such rating. In that event, the margins for revolving credit facility loans (other than swing line loans) will range in amount from 0.875% to 1.550% for LIBOR-based loans and 0.00% to 0.55% for Base Rate-based loans and swing line loans, depending on such rating. The margins for term loans will range in amount from 0.90% to 1.75% for LIBOR-based loans and 0.00% to 0.75% for Base Rate-based loans, depending on such rating.
In addition to the interest payable on amounts outstanding under the Credit Agreement, the Company is required to pay an amount equal to 0.20% of the unused portion of the Credit Agreement if the average usage of the Credit Agreement is greater than or equal to 50% and 0.30% if the average usage of the Credit Agreement is less than 50%.
The Company’s ability to borrow under the Credit Agreement is subject to its ongoing compliance with a number of customary financial covenants (each as defined in the Credit Agreement), including:

•	a maximum leverage ratio of 6.50:1.00 (and up to 7.00:1.00 for up to two quarters);

•	a minimum fixed charge coverage ratio of 1.50:1.00; and

•	a maximum percentage of secured debt to total asset value of 45%.

The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.
As of October 17, 2014, the Company had no borrowings outstanding under the $300 million unsecured revolving credit facility. In connection with entering into the Credit Agreement, the prior notes evidencing the $100 million term loan were canceled and the Borrower executed new notes evidencing the $100 million term loan, which was allocated among the lenders in accordance with the terms of the Credit Agreement, in effect extending the term loan’s maturity to January 15, 2020.
Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.
The foregoing description of the Credit Agreement is not complete. A copy of the Credit Agreement will be filed with the Securities and Exchange Commission as an exhibit to a subsequent report of the Company.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 7.01. Regulation FD Disclosure.

On October 17, 2014, the Company issued a press release announcing the amendment and restatement described above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release regarding credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

Date: October 22, 2014	By:	/s/ Raymond D. Martz
Raymond D. Martz
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding credit facility.